UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”) is a wholly-owned subsidiary of a limited partnership in which CVR Energy, Inc. owns all of the interests (other than the managing general partner interest and associated incentive distribution rights). On October 1, 2010, CRNF announced that it will move up its planned turnaround, in response to a rupture that occurred to a high-pressure Urea Ammonium Nitrate (UAN) vessel at its Coffeyville, Kansas facility. The incident occurred shortly after 6:30 p.m. central time on September 30, 2010 and no injuries were reported. CRNF’s biannual turnaround was planned to begin on October 5, 2010 and extend through October 27, 2010. However, a portion of that work will be advanced to minimize impact on production.
     The press release dated October 1, 2010 included as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated October 1, 2010, issued by CRNF

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2010
CVR ENERGY, INC.
	By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary